Exhibit 10.3
NON-EMPLOYEE DIRECTOR
RESTRICTED STOCK AWARD AGREEMENT
PIONEER DRILLING COMPANY
2007 INCENTIVE PLAN
     THIS RESTRICTED STOCK AWARD AGREEMENT (the “Agreement”) is made by and between Pioneer Drilling Company, a Texas corporation (the “Company”), and                      (the “Recipient”) effective as of the ___ day of                     , 20___ (the “Grant Date”), pursuant to the Pioneer Drilling Company 2007 Incentive Plan (the “Plan”), which is incorporated by reference herein in its entirety.
RECITALS
     A. The Company desires to grant to the Recipient the shares of equity securities specified herein (the “Shares”), subject to the terms and conditions of this Agreement.
     B. The Recipient desires to have the opportunity to hold Shares subject to the terms and conditions of this Agreement.
     C. Capitalized terms used in this Agreement and not otherwise defined in this Agreement shall have the meaning assigned to such terms in the Plan.
     NOW, THEREFORE, the parties hereto agree as follows:
1.	Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated:
(a)	“Affiliate” means, with respect to any Person (as defined below), any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

(b)	“Associate” means, with reference to any Person, (i) any corporation, firm, partnership, association, unincorporated organization or other entity (other than the Company or any of its Affiliates) of which that Person is an officer or general partner (or officer or general partner of a general partner) or is, directly or indirectly, the beneficial owner of 10% or more of any class of its equity securities, (ii) any trust or other estate in which that Person has a substantial beneficial interest or for or of which that Person serves as trustee or in a similar fiduciary capacity and (iii) any relative or spouse of that Person, or any relative of that spouse, who has the same home as that Person.

(c)	“Change in Control” shall mean the occurrence of any of the following after the Grant Date:
i.	any Person (other than an Exempt Person) is or becomes the beneficial owner of Voting Stock (not including any securities acquired directly from the Company after the date the Plan first became effective) representing 40% or more of the combined voting power of the Voting Stock then outstanding; provided, however, that a Change of Control will not be deemed to occur under this clause (i) if a Person becomes the beneficial owner of Voting Stock representing 40% or more of the combined voting power of the Voting Stock then outstanding solely as a result of a reduction in the number of shares of Voting Stock outstanding which results from the Company’s repurchase of Voting Stock, unless and until such time as that Person or any Affiliate or Associate of that Person purchases or otherwise becomes the beneficial owner of additional shares of Voting Stock constituting 1% or more of the combined voting power of the Voting Stock then outstanding, or any other Person (or Persons) who is (or collectively are) the beneficial owner of shares of Voting Stock constituting 1% or more of the combined voting power of the Voting Stock then outstanding becomes an Affiliate or Associate of that Person, unless, in either such case, that Person, together with all its Affiliates and Associates, is not then the beneficial owner of Voting Stock representing 40% or more of the Voting Stock then outstanding; or

ii.	the following individuals cease for any reason to constitute a majority of the number of Directors then serving on the Company’s Board of Directors (the “Board”): (A) individuals who on the date the Plan first became effective constitute the Board; and (B) any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of Directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a majority vote of the Directors then still in office who either were Directors on the date the Plan first became effective or whose appointment, election or nomination for election was previously so approved or recommended; or

iii.	there is consummated a merger or consolidation of the Company or any parent or direct or indirect subsidiary of the Company with or into any other corporation, other than: (A) a merger or consolidation which results in the Voting Stock outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the securities which entitle the holder thereof to vote generally in the election of members of the Board or similar governing body of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person (other than an Exempt Person) is or becomes the beneficial owner of Voting Stock (not including, for purposes of this determination, any Voting Stock acquired directly from the Company or its subsidiaries after the date the Plan first became effective other than in connection with the acquisition by the Company or one of its subsidiaries of a business) representing 40% or more of the combined voting power of the Voting Stock then outstanding; or
iv.	the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company, or there is consummated an agreement for the sale or disposition of all or substantially all of the Company’s assets, unless (A) the sale is to an entity of which at least 50% of the combined voting power of the securities which entitle the holder thereof to vote generally in the election of members of the board of directors or similar governing body of such entity (“New Entity Securities”) are owned by shareholders of the Company in substantially the same proportions as their ownership of the Voting Stock immediately prior to such sale; (B) no Person other than the Company and any employee benefit plan or related trust of the Company or of such corporation then beneficially owns 40% or more of the New Entity Securities; and (C) at least a majority of the directors of such corporation were members of the incumbent Board at the time of the execution of the initial agreement or action providing for such disposition.
(d)	“Disability” means the absence of the Recipient from the Recipient’s duties as a Director of the Company for at least 180 consecutive days as a result of incapacity due to mental or physical illness or injury which is determined by the Committee in its sole discretion to be permanent.

(e)	“Exempt Person” means: (i) the Company; (ii) any Affiliate of the Company; (iii) any employee benefit plan of the Company or of any Affiliate and any Person organized, appointed or established by the Company for or pursuant to the terms of any such plan or for the purpose of funding any such plan or funding other employee benefits for employees of the Company or any Affiliate of the Company; or (iv) any corporation or other entity owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of capital stock of the Company.

(f)	“Forfeiture Restrictions” means any prohibitions and restrictions set forth herein with respect to the sale or other disposition of Shares issued to the Recipient hereunder and the obligation to forfeit and surrender such shares to the Company.

(g)	“Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof.

(h)	“Restricted Shares” means the Shares that are subject to the Forfeiture Restrictions under this Agreement.

(i)	“Voting Stock” means the Common Stock and any other securities issued by the Company which entitle the holder thereof to vote generally in the election of members of the Board.
2.	Grant of Restricted Shares. Effective as of the Grant Date, the Company shall cause to be issued in the Recipient’s name the following Shares as Restricted Shares: shares of Common Stock. Subject to the Forfeiture Restrictions and other terms and conditions of this Agreement, the Recipient shall have all the rights of a shareholder with respect to such Restricted Shares, including the right to vote such Shares. Regular, ordinary dividends paid with respect to the Restricted Shares in cash shall be paid to the Recipient currently. All other dividends and distributions, whether paid in cash, equity securities of the Company, rights to acquire equity securities of the Company or any other property shall be added to and become a part of the Restricted Shares, unless the Committee, in its sole discretion, determines that such other dividends or distributions shall be paid to the Recipient currently.

3.	Evidence of Ownership.
(a)	Evidence of the issuance of the Restricted Shares pursuant to this Agreement may be accomplished in such manner as the Company or its authorized representatives shall deem appropriate including, without limitation, electronic registration, book-entry registration or issuance of a stock certificate or certificates in the name of the Recipient. Any stock certificate issued for the Restricted Shares shall bear an appropriate legend with respect to the Forfeiture Restrictions applicable to such Restricted Shares. The Company may retain, at its option, the physical custody of any stock certificate representing any Restricted Shares during the Restriction Period or require that the certificates evidencing Restricted Shares be placed in escrow or trust, along with a stock power endorsed in blank, until all Forfeiture Restrictions are removed or lapse. In the event the issuance of the Restricted Shares is documented or recorded electronically, the Company and its authorized representatives shall ensure that the Recipient is prohibited from selling, assigning, pledging, exchanging, hypothecating or otherwise transferring the Restricted Shares while such shares are still subject to the Forfeiture Restrictions.

(b)	Upon the lapse of the Forfeiture Restrictions, the Company or, at the Company’s instruction, its authorized representative shall release those Restricted Shares with respect to which the Forfeiture Restrictions have lapsed. The lapse of the Forfeiture Restrictions and the release of the Restricted Shares shall be evidenced in such a manner as the Company and its authorized representatives deem appropriate under the circumstances.

(c)	At the Company’s request, the Recipient shall execute and deliver, as necessary, a blank stock power with respect to the Restricted Shares, and the Company may,

as necessary, exercise such stock power in the event of forfeiture of the Restricted Shares pursuant to this Agreement, or as may otherwise be required in order for the Company to withhold the Restricted Shares necessary to satisfy any applicable federal, state and local income and employment tax withholding obligations pursuant to Section 6 of this Agreement.
4.	Transfer Restrictions. Except as otherwise set forth in this Agreement or the Plan, the Restricted Shares granted hereby may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, disposed of or encumbered. Any such attempted sale, assignment, pledge, exchange, hypothecation, transfer, disposition or encumbrance in violation of this Agreement shall be void and the Company shall not be bound thereby. Further, the Shares granted hereby that are no longer subject to Forfeiture Restrictions may not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable federal or state securities laws, and the Recipient agrees (a) that the Company may refuse to cause the transfer of the Shares to be registered on the applicable stock transfer records if such proposed transfer would, in the opinion of counsel satisfactory to the Company, constitute a violation of any applicable securities law and (b) that the Company may give related instructions to the transfer agent, if any, to stop registration of the transfer of the Shares.

5.	Vesting.
(a)	Restricted Shares that are granted hereby shall be subject to the Forfeiture Restrictions. All of the Forfeiture Restrictions shall lapse and the Restricted Shares shall vest as follows (it being understood that the number of Restricted Shares as to which all restrictions have lapsed and which have vested in the Recipient at any time shall be the greatest of the number of vested Shares specified in subparagraph (i), (ii) or (iii) below):
i.	Except as otherwise provided herein, one-third of the Restricted Shares shall vest on the first anniversary of the Grant Date, an additional one-third of the Restricted Shares shall vest on the second anniversary of the Grant Date, and the remaining Restricted Shares shall vest on the third anniversary of the Grant Date.

ii.	In the event of death or Disability of the Recipient while serving as a Director and before all of the Restricted Shares have vested, 100% of the Restricted Shares shall vest and the Forfeiture Restrictions shall lapse with respect to such shares.

iii.	If a Change in Control occurs and the Recipient is serving as a Director immediately prior to such Change in Control, 100% of the Restricted Shares shall vest and the Forfeiture Restrictions shall lapse with respect to such Restricted Shares immediately prior such Change in Control.
(b)	Restricted Shares that do not become vested pursuant to Paragraph (a) above shall be forfeited and the Recipient shall cease to have any rights of a shareholder with respect to such forfeited Shares upon termination of the Recipient’s service as a Director.
6.	Tax Matters. The lapsing of the Forfeiture Restrictions with respect to the Restricted Shares pursuant to Section 5 of this Agreement shall be subject to the satisfaction of all applicable federal, state and local income and employment tax withholding requirements (the “Required Withholding”), if any. By execution of this Agreement, the Recipient shall be deemed to have authorized the Company, to the extent permissible, to withhold Restricted Shares with respect to which the Forfeiture Restrictions have lapsed necessary to satisfy the Recipient’s Required Withholding, if any. The amount of the Required Withholding and the number of Restricted Shares required to satisfy the Recipient’s Required Withholding, if any, as well as the amount reflected on tax reports filed by the Company, shall be based upon the Fair Market Value of the Common Stock on the day the Forfeiture Restrictions lapse pursuant to Section 5 of this Agreement. Notwithstanding the foregoing, the Company may require that the Recipient satisfy the Recipient’s Required Withholding, if any, by any other means the Company, in its sole discretion, considers reasonable. The obligations of the Company under this Agreement shall be conditioned on such satisfaction of the Required Withholding, if any.

7.	No Fractional Shares. All provisions of this Agreement concern whole Shares. Notwithstanding anything contained in this Agreement to the contrary, if the application of any provision of this Agreement would yield a fractional share, such fractional share shall be rounded down to the next whole Share.

8.	No Obligation to Retain Services. This Agreement is not a services or employment agreement, and no provision of this Agreement shall be construed or interpreted to create a services or employment relationship between the Recipient, the Company or any of its Subsidiaries or guarantee the Recipient the right to continued service as a Director for any specified term.

9.	Notices. Any notice, instruction, authorization, request or demand required hereunder shall be in writing, and shall be delivered either by personal delivery, by facsimile transmission, by electronic mail, by certified or registered mail, return receipt requested, or by courier or delivery service, to the Company at 1250 N.E. Loop 410, Suite 1000, San Antonio, Texas 78209, Attention: Chief Financial Officer, facsimile number (210) 828-8228, and to the Recipient at the Recipient’s address and facsimile number (if applicable) indicated beneath the Recipient’s signature on the execution page of this Agreement, or at such other address and facsimile number as a party shall have previously designated by written notice given to the other party in the manner hereinabove set forth. Notices shall be deemed given (a) when received, if by personal delivery; (b) upon confirmation of receipt, if sent by facsimile transmission or electronic mail; and (c) when delivered (or upon the date of attempted delivery where delivery is refused), if sent by certified or registered mail, return receipt requested, or courier or delivery service.

10.	Amendment and Waiver. Except as otherwise provided in the Plan, this Agreement may be amended, modified or superseded only by written instrument executed by the Company and the Recipient. Only a written instrument executed and delivered by the party waiving compliance hereof shall make any waiver of the terms or conditions effective. Any waiver granted by the Company shall be effective only if executed and delivered by a duly authorized executive officer of the Company. The failure of any party at any time or times to require performance of any provisions hereof shall in no manner affect the right to enforce the same. No waiver by any party of any term or condition, or of any breach of any term or condition, contained in this Agreement, in one or more instances, shall be construed as a continuing waiver of any such condition or breach, a waiver of any other term or condition, or a waiver of any breach of any other term or condition.
11.	Governing Law and Severability. This Agreement shall be governed by the laws of the State of Texas without regard to its conflicts of law provisions. The invalidity of any provision of this Agreement shall not affect any other provision of this Agreement, which shall remain in full force and effect.

12.	Successors and Assigns. Subject to the limitations which this Agreement imposes upon the transferability of the Shares granted hereby, this Agreement shall bind, be enforceable by and inure to the benefit of the Company and its successors and assigns, and to the Recipient and the Recipient’s executors, administrators, agents, and legal and personal representatives.

13.	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original for all purposes but all of which taken together shall constitute but one and the same instrument.

14.	Grant Subject to Terms of Plan and this Agreement. The Recipient acknowledges and agrees that the grant of the Restricted Shares hereunder is made pursuant to and governed by the terms of the Plan and this Agreement. In the case of a conflict between the terms of the Plan and this Agreement, the terms of the Plan shall govern.
[SIGNATURES BEGIN ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, the Company has caused this Restricted Stock Award Agreement to be duly executed by an officer thereunto duly authorized, and the Recipient has executed this Agreement, all effective as of the date first above written.

PIONEER DRILLING COMPANY:

By:

Name:
Title:

RECIPIENT:

Name:

Address:

Facsimile No.:
Signature Page to Restricted Stock Award Agreement

IRREVOCABLE STOCK POWER
     KNOW ALL MEN BY THESE PRESENTS, THAT the undersigned, FOR VALUE RECEIVED, has bargained, sold, assigned and transferred and by these presents does bargain, sell, assign and transfer unto Pioneer Drilling Company, a Texas corporation (the “Company”), the Shares transferred pursuant to the Restricted Stock Award Agreement, dated effective as of                     , 20___, between the Company and the undersigned; AND subject to and in accordance with such Restricted Stock Award Agreement, the undersigned does hereby constitute and appoint the Secretary of the Company the undersigned’s true and lawful attorney, IRREVOCABLY, to sell, assign, transfer, hypothecate, pledge and make over all or any part of such Shares and for that purpose to make and execute all necessary acts of assignment and transfer thereof, and to substitute one or more persons with like full power, hereby ratifying and confirming all that said attorney or his or her substitutes shall lawfully do by virtue hereof.
     IN WITNESS WHEREOF, the undersigned has executed this Irrevocable Stock Power effective the                      day of                     , 20___.

Name: